Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contacts:
January 28, 2008	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Caps Successful Year With Strong 4Q Results

Significant Gains in All Strategic Areas; Verizon Wireless Leads Industry in Key

Metrics; Continued Strong FiOS and Enterprise Strategic Services Growth

4Q 2007 HIGHLIGHTS

•	37 cents in EPS and 62 cents in adjusted EPS (non-GAAP), compared with 4Q 2006 EPS of 48 cents and 52 cents, respectively, from continuing operations.

•	$23.8 billion in revenues, up 5.5 percent; up 5.6 percent on an adjusted basis (non-GAAP).

Wireless

•

2.0 million total net customer additions, 1.9 million net retail customer additions; 65.7 million total customers, 63.7 million retail (non-wholesale) customers; 6.9 million retail net adds in 2007, the most of any carrier.

•	1.20 percent total churn, 0.94 percent retail post-paid churn — industry-leading customer loyalty.

•

13.3 percent increase in total revenues; data revenues up 53.0 percent; service ARPU up for quarter and full year; highest-ever data ARPU in the quarter; 43.6 percent EBITDA margin on service revenues (non-GAAP).

Wireline

•	226,000 net new FiOS TV customers, 943,000 total FiOS TV customers at year-end; Verizon now has more than 1 million FiOS TV customers.

•	264,000 net new broadband connections, including 245,000 net new FiOS Internet customers; 8.2 million total broadband connections, up 17.9 percent from year-end 2006.

•	25.1 percent increase in revenues from strategic services at Verizon Business.

Verizon News Release, page 2

YEAR-END 2007 HIGHLIGHTS

•	$1.90 in 2007 EPS and $2.36 in adjusted EPS, compared with 2006 EPS of $1.88 and $2.06, respectively, from continuing operations.

•	$93.5 billion in total 2007 revenues, up 6.0 percent from 2006; up 6.1 percent on an adjusted basis.

•	$26.3 billion in cash flows from continuing operations in 2007, up 14.2 percent from 2006.

•	$17.5 billion in 2007 capital expenditures.

Note: Comparisons are year over year unless otherwise noted. Prior-period amounts have been reclassified to reflect comparable results. See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this news release. Discontinued operations include Verizon Information Services, as well as Verizon’s interests in Verizon Dominicana C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on Nov. 17, 2006; Dec. 1, 2006; and March 30, 2007, respectively.

NEW YORK — Verizon Communications Inc. (NYSE:VZ) today reported continued strong quarterly financial and operational results, as the company again produced significant gains in strategic growth areas such as wireless, broadband, data, video and global IP.

Verizon reported fourth-quarter 2007 earnings of 37 cents in fully diluted earnings per share (EPS). This compares with fourth-quarter 2006 earnings of 48 cents per share before income from discontinued operations that have since been divested.

On an adjusted basis (non-GAAP), fourth-quarter 2007 earnings were 62 cents per share from continuing operations. This is a 19.2 percent increase, compared with 52 cents per share from continuing operations in the fourth quarter 2006.

On an annual basis, Verizon reported 2007 EPS of $1.90, compared with $1.88 per share from continuing operations. On an adjusted annual basis, 2007 EPS was $2.36, a 14.6 percent increase, compared with 2006 EPS of $2.06 from continuing operations.

Special items reflected in fourth-quarter 2007 EPS are: 16 cents per share for severance and other related expenses recognized as a result of workforce reductions that began in the fourth quarter and will continue throughout 2008; 5 cents per share for taxes and expenses associated with an increase in the distributable earnings from the company’s Vodafone Omnitel N.V.

Verizon News Release, page 3

investment, including cash distributions received in December 2007; 2 cents per share for merger integration costs; and 1 cent per share for costs related to the spinoff of wireline access lines in Maine, New Hampshire and Vermont. Further detail on earnings adjustments is provided later in this release.

Delivering Value to Shareowners

“In the fourth quarter, the momentum of revenue growth and margin expansion continued to drive double-digit earnings growth, and we once again reported strong growth in sales of all our strategic products,” said Verizon Chairman and CEO Ivan Seidenberg.

“Throughout 2007 Verizon’s results consistently showed success in what we set out to do: grow revenue, capture market share, improve margins, increase productivity and provide the best customer experience,” he said. “In 2008 we are focused on these same strategic imperatives, and we are confident that our performance will continue to deliver value to shareowners. We see significant opportunities to grow revenues and expand our leadership in wireless and broadband markets, while reducing operating expenses.”

Revenue Growth, Cash Flows Highlight Consolidated Results

Verizon’s consolidated operating revenues grew 5.5 percent in the fourth quarter 2007 and 6.0 percent in the full year, compared with fourth-quarter and full-year 2006. Total 2007 revenue was $93.5 billion, an increase of $5.3 billion over 2006. On an adjusted basis (non-GAAP), 2007 revenue increased 6.1 percent over 2006, and on a pro-forma basis (non-GAAP, calculated as if Verizon and MCI had merged on Jan. 1, 2006), this increase was 5.8 percent, or $5.2 billion.

Verizon News Release, page 4

Verizon’s operating income declined 0.6 percent to $3.4 billion, compared with the fourth quarter 2006. On an adjusted basis (non-GAAP), operating income grew 18.5 percent to $4.3 billion, compared with the fourth quarter 2006.

Operating income margin was 14.4 percent for the fourth quarter 2007 and 16.7 percent for the full year, compared with 15.2 percent in both the same periods in 2006. On an adjusted basis (non-GAAP), Verizon’s operating income margin rose to 18.2 percent in the fourth quarter 2007 and 17.9 percent for the full year, compared with 16.2 percent and 16.1 percent, respectively, for the same periods in 2006.

Cash flows from continuing operations totaled $26.3 billion in 2007. This is an increase of 14.2 percent, compared with $23.0 billion in 2006. Capital expenditures in 2007 totaled $17.5 billion, compared with $17.1 billion in 2006.

Verizon’s Board of Directors increased the quarterly dividend 6.2 percent beginning with the November 2007 payment, reflecting confidence in the company’s ability to sustain strong cash flows. Verizon also repurchased more than $1.1 billion of its shares in the fourth quarter 2007, for a total of more than $2.8 billion for the year and $4.5 billion over the past two years.

Year-end total debt was less than $31.2 billion. The company paid down more than $5 billion in debt during 2007.

Wireless Strength Continues for Quarter, Full Year

Verizon Wireless continues to be the most profitable domestic wireless company and the largest in terms of retail customers. In the fourth quarter:

•	Total customers increased to 65.7 million, up 11.3 percent year-over-year.

•	1.6 million of a total 2.0 million (retail and wholesale) net customer additions were retail post-paid customers.

Verizon News Release, page 5

•

Verizon Wireless continued its industry-leading customer loyalty, with 1.20 percent total churn. Churn among retail post-paid customers, 93 percent of all its customers, was under 1.0 percent for the quarter and the full year.

•

Total revenues in the quarter were $11.4 billion, up 13.3 percent; service revenues were $9.9 billion, up 13.7 percent, driven by customer growth and demand for data services. Full-year revenues were $43.9 billion, up 15.3 percent.

•

ARPU (average monthly revenue per customer) levels increased year-over-year for the seventh consecutive quarter: retail ARPU of $51.49 was up 1.4 percent; retail data ARPU of $11.06 was up 36.0 percent.

•	Wireless operating income margin was 26.2 percent. EBITDA margin on service revenues (non-GAAP) was 43.6 percent. (EBITDA is earnings before interest, taxes, depreciation and amortization.)

Continued Strong Growth in FiOS, Strategic Services

Verizon’s Wireline business, which consists of Verizon Telecom and Verizon Business, reported continued strong growth in customers of FiOS fiber-optic services and sales of strategic services to enterprise customers. In the fourth quarter:

•

Verizon added a net of 226,000 new FiOS TV customers. The company had 943,000 FiOS TV customers by year-end and announced today that it had added its 1 millionth FiOS TV customer earlier this month. Including satellite TV customers served in partnership with DIRECTV (a net of 63,000 added this quarter), Verizon has more than 1.8 million video customers.

Verizon News Release, page 6

•

Verizon added a net of 264,000 new broadband connections (DSL and FiOS Internet connections combined). Broadband connections totaled 8.2 million, an increase of 17.9 percent compared with year-end 2006. The company added a net of 245,000 FiOS Internet connections this quarter, for a total of more than 1.5 million as of year-end.

•

Due to continued strong demand for broadband and TV services, ARPU in legacy Verizon wireline markets (which excludes former MCI consumer markets) increased 11.0 percent to $59.48, compared with the fourth quarter 2006.

•

Verizon Business generated revenues of $5.4 billion, or growth of 0.5 percent compared with the fourth quarter 2006 on an adjusted basis (non-GAAP). This is Verizon Business’ fifth consecutive quarter of year-over-year, pro-forma revenue growth.

•

Strong sales of key strategic services — such as IP (Internet protocol), managed services, Ethernet and optical ring services — continued to drive Verizon Business’ growth. These services generated more than $1.4 billion in revenue, up 25.1 percent from the fourth quarter 2006.

Details of Prior EPS Adjustments

Special items for full-year 2007 totaled 49 cents per share. This includes the fourth-quarter charges detailed earlier, along with charges for taxes on foreign distributions, charges related to the access line spinoff and merger integration costs, as well as credits and charges associated with the disposition of Compañia Anónima Nacional Teléfonos de Venezuela and the net gain on the sale of Telecomunicaciones de Puerto Rico. As previously announced, Verizon received gross proceeds of approximately $980 million from this sale — $100 million of which was contributed to the Verizon Foundation.

Special items reflected in fourth-quarter 2006 EPS included 27 cents per share related to the sale of Verizon Dominicana; pension settlement charges; and costs related to the spin-off of Verizon’s directories business, merger integration and relocation of employees to the Verizon Center. In the first three quarters of 2006, there were additional settlement charges and costs for integration and relocation, as well as charges for the extinguishment of debt and the cumulative effect of an accounting change. Special items for full-year 2006 totaled 42 cents per share.

Verizon News Release, page 7

Additional Business Group Results

Wireless

•	At the end of 2007, 97 percent of the company’s customer base was retail (post-paid and pre-paid).

•

Verizon Wireless continued to lead the industry in cost efficiency. Cash expense per customer (non-GAAP) increased slightly in the fourth quarter and for the full year to $28.75 and $28.24 in 2007 from $28.46 and $27.76 in 2006, respectively.

•

Total data revenues of $7.4 billion for the full year were up 65 percent over 2006. In the fourth quarter, data revenues were 21.3 percent of all service revenues, up from 15.8 percent in the fourth quarter 2006. The company had 47.2 million retail data customers in December — 74 percent of the retail customer base and a 37 percent increase over the prior year.

•

The company made two major strategic announcements, setting the stage for the next level of innovation and growth in wireless: Verizon Wireless announced that it will provide customers the option to use, on its nationwide wireless network, wireless devices, software and applications not offered by the company. The company plans to have the new option available to customers throughout the country by year-end and will host an Open Development Conference for device developers in March. Verizon Wireless also announced plans to develop its fourth-generation mobile broadband network using Long Term Evolution (LTE) technology, with trials beginning this year.

•

Verizon Wireless continued to extend the reach of its nationwide high-speed wireless broadband network, powered by EV-DO Revision A (Rev. A) technology, making it available to more than 240 million Americans by year-end. More than half of the company’s retail customers — 35 million — had broadband-capable devices by year-end.

•

The company continued to introduce additional broadband-capable devices, designed for business and personal productivity, including the first EV-DO BlackBerry Pearl, the 8130; a new roster of PDAs and smartphones, such as the Samsung SCH-i760 and the Palm Treo 755p, as well as the Kyocera KPC680 ExpressCard and the UM 150 USB wireless modem. New music-capable phones launched in the quarter include the Venus and Voyager by LG. Verizon Wireless offers some 25 multimedia phones — at various price points — that can download music over the air and surf the Web wirelessly at broadband speeds.

•

During the quarter, Verizon Wireless customers sent or received nearly 45 billion text messages and 927 million picture/video messages. Customers also completed nearly 30 million music and video downloads.

Verizon News Release, page 8

Wireline

•

Wireline total operating revenues were $12.5 billion, a 1.4 percent decrease on an adjusted basis (non-GAAP), compared with fourth-quarter 2006. This includes the continuation of expected declines in former MCI operations serving mass market customers. Wireline total operating expenses were $11.3 billion, a 2.3 percent decrease on an adjusted basis, compared with fourth-quarter 2006.

•

Data revenues increased 12.8 percent to $4.8 billion. For the full year, data revenues were $18.1 billion, an increase of 12.4 percent over 2006. This reflects increasing revenues from consumer broadband, such as FiOS services and Verizon High Speed Internet (DSL), as well as from wholesale data transport and sales of Verizon Business data services.

•

Revenues for mass markets decreased by 0.6 percent, compared with fourth-quarter 2006. In the legacy Verizon consumer market, year-over-year revenues grew 2.7 percent — the fourth consecutive quarter of growth in this market.

•

Verizon’s broadband fiber-to-the-premises network, which delivers FiOS Internet and FiOS TV services to customers, passed more than 9.3 million premises by year-end. Estimated earnings dilution from FiOS was 9 cents per share in the fourth quarter.

•

FiOS Internet was available for sale to 7.5 million premises in parts of 17 states by year-end. Penetration for the service averaged 20.6 percent across all markets. FiOS TV was available for sale to 5.9 million premises in parts of 13 states by year-end. Penetration for the service averaged 16.0 percent across all markets.

•

Verizon Business, a global IP leader and network-based solutions partner, added significant enhancements to its fast-growing strategic services in the quarter. These included: new IP services and capabilities to help customers leverage and optimize VoIP (voice over IP); Ethernet access to Verizon Private IP service in Canada, Latin America and additional European countries; a new Managed WAN Optimization Service that speeds delivery of software applications; and a new portable satellite service for enterprise customers.

•

In addition, Verizon Business expanded its industry-leading security capabilities by offering retailers and financial service providers even stronger safeguards for protecting credit card holders’ confidential data. The company also enhanced its Verizon Business Customer Center portal and announced two eBonding enhancements that enable customers to more easily link their systems directly to those of Verizon Business.

•

Verizon Business continued to expand and enhance its global IP network. It announced additional Private IP nodes in the Philippines and Malaysia; an aggressive rollout of its next-generation ultra long-haul optical transport network in Europe; and success in the industry’s first field test of 100 gigabits-per-second optical transmission. Verizon Business also completed the landing work for the Trans-Pacific Express submarine cable in Oregon.

•

Multinational corporations and major regional players — including CEDES, First Data Corporation, infoUSA, Invacare, Investec Limited, Labinal (SAFRON Group), The Menarini Group, Tellabs, and Travel and Transport — completed agreements during the quarter for a wide range of advanced communications, IT and professional services. In addition, the company signed new agreements with several U.S. government agencies, including the U.S. Postal Service and U.S. Coast Guard, and with JANET, which operates and develops the U.K.’s JANET education and research network. Companies extending their master service agreements during the quarter included Arivia.kom and Xtrion/Melexis.

Verizon News Release, page 9

Verizon Communications Inc. (NYSE:VZ), headquartered in New York, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving nearly 66 million customers nationwide. Verizon’s Wireline operations include Verizon Business, which delivers innovative and seamless business solutions to customers around the world, and Verizon Telecom, which brings customers the benefits of converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. A Dow 30 company, Verizon employs a diverse workforce of nearly 235,000 and last year generated consolidated operating revenues of $93.5 billion. For more information, visit www.verizon.com.

####

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact on our operations of natural or man-made disasters and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the ability to complete acquisitions and dispositions; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.

Verizon Communications Inc.

Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06	% Change	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	% Change

Operating Revenues	$23,840	$22,606	5.5	$93,469	$88,182	6.0

Operating Expenses
Cost of services and sales	9,796	9,152	7.0	37,547	35,309	6.3
Selling, general & administrative expense	6,955	6,345	9.6	25,967	24,955	4.1
Depreciation and amortization expense	3,666	3,665	*	14,377	14,545	(1.2)

Total Operating Expenses	20,417	19,162	6.5	77,891	74,809	4.1

Operating Income	3,423	3,444	(0.6)	15,578	13,373	16.5
Equity in earnings of unconsolidated businesses	93	157	(40.8)	585	773	(24.3)
Other income and (expense), net	87	132	(34.1)	211	395	(46.6)
Interest expense	(439)	(551)	(20.3)	(1,829)	(2,349)	(22.1)
Minority interest	(1,333)	(1,098)	21.4	(5,053)	(4,038)	25.1

Income Before Provision for Income Taxes, Discontinued Operations, Extraordinary Item and Cumulative Effect of Accounting Change	1,831	2,084	(12.1)	9,492	8,154	16.4
Provision for income taxes	(759)	(694)	9.4	(3,982)	(2,674)	48.9

Income Before Discontinued Operations, Extraordinary Item and Cumulative Effect of Accounting Change	1,072	1,390	(22.9)	5,510	5,480	0.5
Income from discontinued operations, net of tax (1)	—	(358)	(100.0)	142	759	(81.3)
Extraordinary item, net of tax	—	—	*	(131)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(42)	(100.0)

Net Income	$1,072	$1,032	3.9	$5,521	$6,197	(10.9)

Basic Earnings per Common Share (2)
Income before discontinued operations, extraordinary item and cumulative effect of accounting change	$.37	$.48	(22.9)	$1.90	$1.88	1.1
Income from discontinued operations, net of tax	—	(.12)	(100.0)	.05	.26	(80.8)
Extraordinary item, net of tax	—	—	*	(.05)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(.01)	(100.0)

Net income	$.37	$.35	5.7	$1.91	$2.13	(10.3)

Weighted average number of common shares (in millions)	2,886	2,916		2,898	2,912

Diluted Earnings per Common Share (2) (3)
Income before discontinued operations, extraordinary item and cumulative effect of accounting change	$.37	$.48	(22.9)	$1.90	$1.88	1.1
Income from discontinued operations, net of tax	—	(.12)	(100.0)	.05	.26	(80.8)
Extraordinary item, net of tax	—	—	*	(.05)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(.01)	(100.0)

Net income	$.37	$.35	5.7	$1.90	$2.12	(10.4)

Weighted average number of common shares-assuming dilution (in millions)	2,891	2,919		2,902	2,938

Footnotes:

(1)	Discontinued Operations includes Verizon Information Services, as well as our interests in Verizon Dominicana, C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on November 17, 2006, December 1, 2006 and March 30, 2007, respectively. Discontinued operations in the fourth quarter of 2006 includes a loss on the sale of Verizon Dominicana of $541 million, net of tax. Discontinued Operations in 2007 includes a gain on the sale of Telecomunicaciones de Puerto Rico, Inc. (TELPRI) of $70 million, net of tax.

(2)	EPS totals may not add due to rounding.

(3)	Diluted Earnings per Share includes (i) income related to share dilution (exchangeable equity interests and zero coupon convertible debt) of $31 million for the year-to-date 2006, and (ii) the dilutive effect of shares issuable under our stock-based compensation plans, exchangeable equity interests and zero coupon convertible debt, which represent the only potential dilution. The zero coupon debt was retired on May 15, 2006. The exchangeable equity interest was converted on August 15, 2006 by issuing 29.5 million Verizon shares.

*	Not meaningful

Verizon Communications Inc.

Consolidated Statements of Income Before Special Items

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06	% Change	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	% Change

Operating Revenues (1)
Wireline	$12,540	$12,719	(1.4)	$50,316	$50,728	(0.8)
Domestic Wireless	11,443	10,099	13.3	43,882	38,043	15.3
Other	(143)	(235)	(39.1)	(729)	(693)	5.2

Total Operating Revenues	23,840	22,583	5.6	93,469	88,078	6.1

Operating Expenses (1)
Cost of services and sales	9,780	9,117	7.3	37,515	35,213	6.5
Selling, general & administrative expense	6,067	6,148	(1.3)	24,850	24,121	3.0
Depreciation and amortization expense	3,666	3,665	*	14,377	14,545	(1.2)

Total Operating Expenses	19,513	18,930	3.1	76,742	73,879	3.9

Operating Income	4,327	3,653	18.5	16,727	14,199	17.8
Operating income impact of operations sold (1)	—	3	(100.0)	—	15	(100.0)
Equity in earnings of unconsolidated businesses	93	157	(40.8)	585	773	(24.3)
Other income and (expense), net	87	132	(34.1)	211	395	(46.6)
Interest expense	(439)	(551)	(20.3)	(1,829)	(2,323)	(21.3)
Minority interest	(1,333)	(1,098)	21.4	(5,053)	(4,038)	25.1

Income Before Provision for Income Taxes and Discontinued Operations	2,735	2,296	19.1	10,641	9,021	18.0
Provision for income taxes	(953)	(774)	23.1	(3,787)	(3,000)	26.2

Income Before Discontinued Operations	1,782	1,522	17.1	6,854	6,021	13.8
Income from discontinued operations, net of tax (2)	—	284	(100.0)	72	1,398	(94.8)

Net Income Before Special Items	$1,782	$1,806	(1.3)	$6,926	$7,419	(6.6)

Basic Adjusted Earnings per Common Share (3)
Income before discontinued operations	$.62	$.52	19.2	$2.37	$2.07	14.5
Income from discontinued operations, net of tax	—	.10	(100.0)	.02	.48	(95.8)

Net income	$.62	$.62	*	$2.39	$2.55	(6.3)

Weighted average number of common shares (in millions)	2,886	2,916		2,898	2,912
Diluted Adjusted Earnings per Common Share (3) (4)
Income before discontinued operations	$.62	$.52	19.2	$2.36	$2.06	14.6
Income from discontinued operations, net of tax	—	.10	(100.0)	.02	.48	(95.8)

Net income	$.62	$.62	*	$2.39	$2.54	(5.9)

Weighted average number of common shares-assuming dilution (in millions)	2,891	2,919		2,902	2,938

Footnotes:

(1)    Reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results,

         including the sale of selected non-strategic assets of the Wireline segment during the first quarter of 2007 as follows:

Revenues	$—	$23		$—	$104
Expenses	$—	$20		$—	$89

(2)	Discontinued Operations includes Verizon Information Services, as well as our interests in Verizon Dominicana, C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on November 17, 2006, December 1, 2006 and March 30, 2007, respectively. Discontinued operations in the fourth quarter of 2006 includes a loss on the sale of Verizon Dominicana of $541 million, net of tax. Discontinued Operations in 2007 includes a gain on the sale of Telecomunicaciones de Puerto Rico, Inc. (TELPRI) of $70 million, net of tax.

(3)	EPS totals may not add due to rounding.

(4)	Diluted Earnings per Share includes (i) income related to share dilution (exchangeable equity interests and zero coupon convertible debt) of $31 million for the year-to-date 2006, and (ii) the dilutive effect of shares issuable under our stock-based compensation plans, exchangeable equity interests and zero coupon convertible debt, which represent the only potential dilution. The zero coupon debt was retired on May 15, 2006. The exchangeable equity interest was converted on August 15, 2006 by issuing 29.5 million Verizon shares.

*	Not meaningful

Verizon Communications Inc.

Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

	3 Mos. Ended 12/31/07 Reported (GAAP)	Special and Non-Recurring Items				3 Mos. Ended 12/31/07 Before Special Items
		Merger Integration Costs	Access Line Spin-Off Related Charges	Taxes on Foreign Distributions	Severance and Other Related Charges
Unaudited
Operating Revenues	$23,840	$—	$—	$—	$—	$23,840

Operating Expenses
Cost of services and sales	9,796	(16)	—	—	—	9,780
Selling, general & administrative expense	6,955	(76)	(38)	(2)	(772)	6,067
Depreciation and amortization expense	3,666	—	—	—	—	3,666

Total Operating Expenses	20,417	(92)	(38)	(2)	(772)	19,513

Operating Income	3,423	92	38	2	772	4,327
Equity in earnings of unconsolidated businesses	93	—	—	—	—	93
Other income and (expense), net	87	—	—	—	—	87
Interest expense	(439)	—	—	—	—	(439)
Minority interest	(1,333)	—	—	—	—	(1,333)

Income Before Provision for Income Taxes and Discontinued Operations	1,831	92	38	2	772	2,735
Provision for income taxes	(759)	(34)	(2)	137	(295)	(953)

Income Before Discontinued Operations	1,072	58	36	139	477	1,782
Income from discontinued operations, net of tax	—	—	—	—	—	—

Net Income	$1,072	$58	$36	$139	$477	$1,782

Basic Earnings per Common Share (1)
Income before discontinued operations	$.37	$.02	$.01	$.05	$.17	$.62
Income from discontinued operations, net of tax	—	—	—	—	—	—

Net income	$.37	$.02	$.01	$.05	$.17	$.62
Diluted Earnings per Common Share (1)
Income before discontinued operations	$.37	$.02	$.01	$.05	$.16	$.62
Income from discontinued operations, net of tax	—	—	—	—	—	—

Net income	$.37	$.02	$.01	$.05	$.16	$.62

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/06 Reported (GAAP)	Special and Non-Recurring Items						3 Mos. Ended 12/31/06 Before Special Items
		Merger Integration Costs	Verizon Center Relocation, Net	Severance, Pension and Benefit Charges	Loss on Sale of Verizon Dominicana	Idearc Spin-off Related Charges	Impact of Operations Sold
Operating Revenues	$22,606	$—	$—	$—	$—	$—	$(23)	$22,583

Operating Expenses
Cost of services and sales	9,152	(19)	—	—	—	—	(16)	9,117
Selling, general & administrative expense	6,345	(56)	(46)	(91)	—	—	(4)	6,148
Depreciation and amortization expense	3,665	—	—	—	—	—	—	3,665

Total Operating Expenses	19,162	(75)	(46)	(91)	—	—	(20)	18,930

Operating Income	3,444	75	46	91	—	—	(3)	3,653
Operating income impact of operations sold	—	—	—	—	—	—	3	3
Equity in earnings of unconsolidated businesses	157	—	—	—	—	—	—	157
Other income and (expense), net	132	—	—	—	—	—	—	132
Interest expense	(551)	—	—	—	—	—	—	(551)
Minority interest	(1,098)	—	—	—	—	—	—	(1,098)

Income Before Provision for Income Taxes and Discontinued Operations	2,084	75	46	91	—	—	—	2,296
Provision for income taxes	(694)	(28)	(16)	(36)	—	—	—	(774)

Income Before Discontinued Operations	1,390	47	30	55	—	—	—	1,522
Income from discontinued operations, net of tax	(358)	—	—	—	541	101	—	284

Net Income	$1,032	$47	$30	$55	$541	$101	$—	$1,806

Basic Earnings per Common Share (1)
Income before discontinued operations	$.48	$.02	$.01	$.02	$—	$—	$—	$.52
Income from discontinued operations, net of tax	(.12)	—	—	—	.19	.03	—	.10

Net income	$.35	$.02	$.01	$.02	$.19	$.03	$—	$.62
Diluted Earnings per Common Share (1)
Income before discontinued operations	$.48	$.02	$.01	$.02	$—	$—	$—	$.52
Income from discontinued operations, net of tax	(.12)	—	—	—	.19	.03	—	.10

Net income	$.35	$.02	$.01	$.02	$.19	$.03	$—	$.62

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

		Special and Non-Recurring Items
Unaudited	12 Mos. Ended 12/31/07 Reported (GAAP)	Merger Integration Costs	Sale of Puerto Rico, Net	Loss on CANTV	Access Line Spin-Off Related Charges	Taxes on Foreign Distributions	Severance and Other Related Charges	12 Mos. Ended 12/31/07 Before Special Items

Operating Revenues	$93,469	$—	$—	$—	$—	$—	$—	$93,469

Operating Expenses
Cost of services and sales	37,547	(32)	—	—	—	—	—	37,515
Selling, general & administrative expense	25,967	(146)	(100)	—	(84)	(15)	(772)	24,850
Depreciation and amortization expense	14,377	—	—	—	—	—	—	14,377

Total Operating Expenses	77,891	(178)	(100)	—	(84)	(15)	(772)	76,742

Operating Income	15,578	178	100	—	84	15	772	16,727
Equity in earnings of unconsolidated businesses	585	—	—	—	—	—	—	585
Other income and (expense), net	211	—	—	—	—	—	—	211
Interest expense	(1,829)	—	—	—	—	—	—	(1,829)
Minority interest	(5,053)	—	—	—	—	—	—	(5,053)

Income Before Provision for Income Taxes, Discontinued Operations and Extraordinary Item	9,492	178	100	—	84	15	772	10,641
Provision for income taxes	(3,982)	(66)	(35)	—	(4)	595	(295)	(3,787)

Income Before Discontinued Operations and Extraordinary Item	5,510	112	65	—	80	610	477	6,854
Income from discontinued operations, net of tax	142	—	(70)	—	—	—	—	72
Extraordinary item, net of tax	(131)	—	—	131	—	—	—	—

Net Income	$5,521	$112	$(5)	$131	$80	$610	$477	$6,926

Basic Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.90	$.04	$.02	$—	$.03	$.21	$.17	$2.37
Income from discontinued operations, net of tax	.05	—	(.02)	—	—	—	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—	—	—	—

Net income	$1.91	$.04	$—	$.05	$.03	$.21	$.17	$2.39
Diluted Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.90	$.04	$.02	$—	$.03	$.21	$.16	$2.36
Income from discontinued operations, net of tax	.05	—	(.02)	—	—	—	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—	—	—	—

Net income	$1.90	$.04	$—	$.05	$.03	$.21	$.16	$2.39

(dollars in millions, except per share amounts)

		Special and Non-Recurring Items
Unaudited	12 Mos. Ended 12/31/06 Reported (GAAP)	Extinguishment of Debt	Impact of Accounting for Share Based Payments	Merger Integration Costs	Verizon Center Relocation, Net	Severance, Pension and Benefits Charges	Loss on Sale of Verizon Dominicana	Idearc Spin-off Related Charges	Impact of Operations Sold	12 Mos. Ended 12/31/06 Before Special Items

Operating Revenues	$88,182	$—	$—	$—	$—	$—	$—	$—	$(104)	$88,078
Operating Expenses
Cost of services and sales	35,309	—	—	(25)	—	—	—	—	(71)	35,213
Selling, general & administrative expense	24,955	—	—	(207)	(184)	(425)	—	—	(18)	24,121
Depreciation and amortization expense	14,545	—	—	—	—	—	—	—	—	14,545

Total Operating Expenses	74,809	—	—	(232)	(184)	(425)	—	—	(89)	73,879

Operating Income	13,373	—	—	232	184	425	—	—	(15)	14,199
Operating income impact of operations sold	—	—	—	—	—	—	—	—	15	15
Equity in earnings of unconsolidated businesses	773	—	—	—	—	—	—	—	—	773
Other income and (expense), net	395	—	—	—	—	—	—	—	—	395
Interest expense	(2,349)	26	—	—	—	—	—	—	—	(2,323)
Minority interest	(4,038)	—	—	—	—	—	—	—	—	(4,038)

Income Before Provision for Income Taxes, Discontinued Operations and Cumulative Effect of Accounting Change	8,154	26	—	232	184	425	—	—	—	9,021
Provision for income taxes	(2,674)	(10)	—	(86)	(66)	(164)	—	—	—	(3,000)

Income Before Discontinued Operations and Cumulative Effect of Accounting Change	5,480	16	—	146	118	261	—	—	—	6,021
Income from discontinued operations, net of tax	759	—	—	—	—	(3)	541	101	—	1,398
Cumulative effect of accounting change, net of tax	(42)	—	42	—	—	—	—	—	—	—

Net Income	$6,197	$16	$42	$146	$118	$258	$541	$101	$—	$7,419

Basic Earnings per Common Share (1)
Income before discontinued operations and cumulative effect of accounting change	$1.88	$.01	$—	$.05	$.04	$.09	$—	$—	$—	$2.07
Income from discontinued operations, net of tax	.26	—	—	—	—	—	.19	.03	—	.48
Cumulative effect of accounting change, net of tax	(.01)	—	.01	—	—	—	—	—	—	—

Net income	$2.13	$.01	$.01	$.05	$.04	$.09	$.19	$.03	$—	$2.55
Diluted Earnings per Common Share (1)
Income before discontinued operations and cumulative effect of accounting change	$1.88	$.01	$—	$.05	$.04	$.09	$—	$—	$—	$2.06
Income from discontinued operations, net of tax	.26	—	—	—	—	—	.18	.03	—	.48
Cumulative effect of accounting change, net of tax	(.01)	—	.01	—	—	—	—	—	—	—

Net income	$2.12	$.01	$.01	$.05	$.04	$.09	$.18	$.03	$—	$2.54

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)

Unaudited	12/31/2007	12/31/2006
Debt to debt and shareowners’ equity ratio-end of period	38.1%	42.8%

Book value per common share	$17.58	$16.67

Common shares outstanding (in millions)
End of period	2,877	2,912
Total employees (1)	234,971	237,681

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06
Capital expenditures (including capitalized software)
Wireline	$3,083	$2,915	$10,956	$10,259
Domestic Wireless	1,600	1,817	6,503	6,618
Other	63	91	79	224

Total	$4,746	$4,823	$17,538	$17,101

Cash dividends declared per common share	$0.430	$0.405	$1.670	$1.620

Footnote:

(1)	Prior period has been reclassified to reflect comparable amounts.

Verizon Communications Inc.

Consolidated Balance Sheets

(dollars in millions)

Unaudited	12/31/07	12/31/06	$ Change
Assets
Current assets
Cash and cash equivalents	$1,153	$3,219	$(2,066)
Short-term investments	2,244	2,434	(190)
Accounts receivable, net	11,736	10,891	845
Inventories	1,729	1,514	215
Assets held for sale	—	2,592	(2,592)
Prepaid expenses and other	1,836	1,888	(52)

Total current assets	18,698	22,538	(3,840)

Plant, property and equipment	213,994	204,109	9,885
Less accumulated depreciation	128,700	121,753	6,947

	85,294	82,356	2,938

Investments in unconsolidated businesses	3,372	4,868	(1,496)
Wireless licenses	50,796	50,959	(163)
Goodwill	5,245	5,655	(410)
Other intangible assets, net	4,988	5,140	(152)
Other assets	18,566	17,288	1,278

Total Assets	$186,959	$188,804	$(1,845)

Liabilities and Shareowners’ Investment
Current liabilities
Debt maturing within one year	$2,954	$7,715	$(4,761)
Accounts payable and accrued liabilities	14,462	14,320	142
Liabilities related to assets held for sale	—	2,154	(2,154)
Other	7,325	8,091	(766)

Total current liabilities	24,741	32,280	(7,539)

Long-term debt	28,203	28,646	(443)
Employee benefit obligations	29,960	30,779	(819)
Deferred income taxes	14,784	16,270	(1,486)
Other liabilities	6,402	3,957	2,445

Minority interest	32,288	28,337	3,951

Shareowners’ investment
Common stock	297	297	—
Contributed capital	40,316	40,124	192
Reinvested earnings	17,884	17,324	560
Accumulated other comprehensive loss	(4,506)	(7,530)	3,024
Common stock in treasury, at cost	(3,489)	(1,871)	(1,618)
Deferred compensation - employee stock ownership plans and other	79	191	(112)

Total shareowners’ investment	50,581	48,535	2,046

Total Liabilities and Shareowners’ Investment	$186,959	$188,804	$(1,845)

The unaudited consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	$ Change
Cash Flows From Operating Activities
Net Income	$5,521	$6,197	$(676)
Adjustments to reconcile net income to net cash provided by operating activities - continuing operations:
Depreciation and amortization expense	14,377	14,545	(168)
Loss on sale of discontinued operations	—	541	(541)
Employee retirement benefits	1,720	1,923	(203)
Deferred income taxes	408	(252)	660
Provision for uncollectible accounts	1,047	1,034	13
Equity in earnings of unconsolidated businesses, net of dividends received	1,986	(731)	2,717
Extraordinary item, net of tax	131	—	131
Cumulative effect of accounting change, net of tax	—	42	(42)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,893)	(1,635)	(1,258)
Other, net	4,012	1,366	2,646

Net cash provided by operating activities - continuing operations	26,309	23,030	3,279
Net cash provided by (used in) operating activities - discontinued operations	(570)	1,076	(1,646)

Net cash provided by operating activities	25,739	24,106	1,633

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(17,538)	(17,101)	(437)
Acquisitions, net of cash acquired, and investments	(763)	(1,422)	659
Net change in short-term investments	169	290	(121)
Other, net	1,267	811	456

Net cash used in investing activities - continuing operations	(16,865)	(17,422)	557
Net cash provided by investing activities - discontinued operations	757	1,806	(1,049)

Net cash used in investing activities	(16,108)	(15,616)	(492)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	3,402	3,983	(581)
Repayments of long-term borrowings and capital lease obligations	(5,503)	(11,233)	5,730
Increase (decrease) in short-term obligations, excluding current maturities	(3,252)	7,944	(11,196)
Dividends paid	(4,773)	(4,719)	(54)
Proceeds from sale of common stock	1,274	174	1,100
Purchase of common stock for treasury	(2,843)	(1,700)	(1,143)
Other, net	(2)	(201)	199

Net cash used in financing activities - continuing operations	(11,697)	(5,752)	(5,945)
Net cash used in financing activities - discontinued operations	—	(279)	279

Net cash used in financing activities	(11,697)	(6,031)	(5,666)

Increase (decrease) in cash and cash equivalents	(2,066)	2,459	(4,525)
Cash and cash equivalents, beginning of period	3,219	760	2,459

Cash and cash equivalents, end of period	$1,153	$3,219	$(2,066)

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06	% Change	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	% Change
Wireline Operating Revenues
Verizon Telecom
Mass Markets	$5,427	$5,462	(0.6)	$21,978	$22,234	(1.2)
Wholesale	2,010	2,064	(2.6)	8,086	8,336	(3.0)
Other	430	571	(24.7)	1,862	2,368	(21.4)
Verizon Business
Enterprise Business	3,720	3,714	0.2	14,677	14,296	2.7
Wholesale	815	840	(3.0)	3,345	3,281	2.0
International and Other	838	792	5.8	3,214	3,101	3.6
Eliminations	(700)	(724)	(3.3)	(2,846)	(2,888)	(1.5)

Total Operating Revenues	12,540	12,719	(1.4)	50,316	50,728	(0.8)

Operating Expenses
Cost of services and sales	6,461	6,276	2.9	25,220	24,767	1.8
Selling, general & administrative expense	2,506	2,883	(13.1)	11,236	11,820	(4.9)
Depreciation and amortization expense	2,351	2,426	(3.1)	9,184	9,590	(4.2)

Total Operating Expenses	11,318	11,585	(2.3)	45,640	46,177	(1.2)

Operating Income	$1,222	$1,134	7.8	$4,676	$4,551	2.7
Operating Income Margin	9.7%	8.9%		9.3%	9.0%

Segment Income	$455	$433	5.1	$1,506	$1,625	(7.3)

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited				12/31/07	12/31/06	% Change

Switched access lines in service (000)
Residence				24,838	27,797	(10.6)
Business				16,304	16,938	(3.7)
Public				299	344	(13.1)

Total				41,441	45,079	(8.1)

Wholesale voice connections* (000)				2,923	3,474	(15.9)
Broadband connections (000)				8,235	6,982	17.9

				(dollars in millions)

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06	% Change	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	% Change

High capacity and digital data revenues
Data transport	$4,350	$3,881	12.1	$16,691	$14,973	11.5
Data solutions	415	343	21.0	1,376	1,095	25.7

Total revenues	$4,765	$4,224	12.8	$18,067	$16,068	12.4

Footnote:

*	Resale and UNE-P lines, including lines covered under commercial agreements.

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company’s chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06	% Change	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	% Change
Revenues
Service revenues	$9,874	$8,682	13.7	$38,016	$32,796	15.9
Equipment and other	1,569	1,417	10.7	5,866	5,247	11.8

Total Revenues	11,443	10,099	13.3	43,882	38,043	15.3

Operating Expenses
Cost of services and sales	3,613	3,144	14.9	13,456	11,491	17.1
Selling, general & administrative expense	3,521	3,202	10.0	13,477	12,039	11.9
Depreciation and amortization expense	1,306	1,229	6.3	5,154	4,913	4.9

Total Operating Expenses	8,440	7,575	11.4	32,087	28,443	12.8

Operating Income	$3,003	$2,524	19.0	$11,795	$9,600	22.9
Operating Income Margin	26.2%	25.0%		26.9%	25.2%

Segment Income	$990	$812	21.9	$3,794	$2,976	27.5
Verizon Communications Inc.
Verizon Wireless – Selected Operating Statistics
Unaudited				12/31/07	12/31/06	% Change
Total Customers (000)				65,707	59,052	11.3
Retail Customers (000)				63,735	56,812	12.2

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06	% Change	12 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	% Change
Total Customer net adds in period (1) (000)	2,008	2,305	(12.9)	6,655	7,715	(13.7)
Retail Customer net adds in period (2) (000)	1,895	2,250	(15.8)	6,923	7,776	(11.0)
Total churn rate	1.20%	1.14%		1.21%	1.17%
Retail churn rate	1.21%	1.10%		1.14%	1.09%

Footnotes:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company’s chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

(1)	Includes acquisitions and adjustments of 7,000, -, 2,000 and - customers in the first, second, third and fourth quarters of 2007 and 17,000, 7,000, -, and - customers in the first, second, third and fourth quarters of 2006, respectively.

(2)	Includes acquisitions and adjustments of 7,000, -, 2,000 and - customers in the first, second, third and fourth quarters of 2007, and 17,000, 83,000, -, and - customers in the first, second, third and fourth quarters of 2006, respectively. The second quarter 2006 acquisition and adjustment of 83,000 customers includes 76,000 reseller customers which were already included in the total customer base.

Verizon Communications Inc.

Consolidated EBITDA

		(dollars in millions)

Unaudited	3 Mos. Ended 12/31/07	3 Mos. Ended 12/31/06
Verizon Consolidated EBITDA
Consolidated Net Income Before Special Items	$1,782	$1,806
Add/subtract non-operating items:
Discontinued operations, net of taxes	—	(284)
Provision for income taxes	953	774
Minority interest	1,333	1,098
Interest expense	439	551
Other income/(expense), net	(87)	(132)
Equity in earnings of unconsolidated business	(93)	(157)
Operating income impact of operations sold	—	(3)

Operating income	4,327	3,653
Add depreciation and amortization expense	3,666	3,665

Verizon EBITDA	$7,993	$7,318

Verizon total revenues	$23,840	$22,583

Verizon operating income margin	18.2%	16.2%

Verizon EBITDA margin	33.5%	32.4%

Verizon Communications Inc.

Other Reconciliations-Wireless

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/07	3 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06
EBITDA—Verizon Wireless
Segment income:
Wireline	$1,506	$455	$1,625
Verizon Wireless	3,794	990	2,976

Total segments	5,300	1,445	4,601
Corporate and other	1,626	337	2,818

Consolidated net income	$6,926	$1,782	$7,419

Verizon Wireless EBITDA
Segment income	$3,794	$990	$2,976
Add/subtract non-operating items:
Provision for income taxes	2,726	657	2,157
Minority interest	5,053	1,333	4,038
Interest expense	251	30	452
Other income/(expense), net	3	(1)	(4)
Equity in earnings of unconsolidated businesses	(32)	(6)	(19)

Operating income	11,795	3,003	9,600
Add depreciation and amortization expense	5,154	1,306	4,913

Verizon Wireless EBITDA	$16,949	$4,309	$14,513

Verizon Wireless total revenues	$43,882	$11,443	$38,043

Verizon Wireless service revenues	$38,016	$9,874	$32,796

Verizon Wireless operating income margin	26.9%	26.2%	25.2%

Verizon Wireless EBITDA service revenues margin	44.6%	43.6%	44.3%

(dollars in millions, except Total Service ARPU and Cash Expense per Customer)

Unaudited	12 Mos. Ended 12/31/07	3 Mos. Ended 12/31/07	12 Mos. Ended 12/31/06	3 Mos. Ended 12/31/06
Domestic Wireless Cash Cost Per Customer
Domestic Wireless Cost of Services and Sales	$13,456	$3,613	$11,491	$3,144
Domestic Wireless Selling, General & Administrative Expense	13,477	3,521	12,039	3,202
Less Equipment and Other Revenue	(5,866)	(1,569)	(5,247)	(1,417)

Cash Expense	$21,067	$5,565	$18,283	$4,929
Cumulative average customer (millions)	746.00	193.57	658.61	173.19
Cash Expense Per Customer	$28.24	$28.75	$27.76	$28.46

Total Service ARPU	$50.96	$51.00	$49.80	$50.12

Verizon Communications Inc.

Pro Forma Combined Selected Financial Results Before Special Items

For the Year Ended December 31, 2006

			(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments (2)	Combined
Operating Revenues	$88,078	$227	$88,305
Operating Expenses	73,879	240	74,119

Operating Income	14,199	(13)	14,186

Income Before Provision for Income Taxes and Discontinued Operations	9,021	(16)	9,005

Net Income Before Discontinued Operations	6,021	(16)	6,005

Weighted average number of common shares (in millions) - Basic	2,912	—	2,912

Weighted average number of common shares (in millions) - Diluted	2,938	—	2,938

For the Year Ended December 31, 2005

			(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments (3)	Combined
Operating Revenues	$69,338	$16,119	$85,457
Operating Expenses	57,085	15,493	72,578

Operating Income	12,253	626	12,879

Income Before Provision for Income Taxes and Discontinued Operations	8,196	697	8,893

Weighted average number of common shares (in millions) - Basic	2,766	163	2,929
Weighted average number of common shares (in millions) - Diluted	2,817	163	2,980

Footnotes:

1.	Selected financial results before special items. For a reconciliation of reported results to results before special items, see the corresponding Consolidated Statements of Income - Reconciliations for the period noted accompanying this material.

2.	MCI, Inc. results for the period prior to the acquisition, on January 1 through January 5, 2006.

3.	The unaudited pro forma information contains the actual combined operating results of Verizon and the former MCI, with the results prior to the acquisition date adjusted to include the pro forma impact of: the elimination of transactions between Verizon and the former MCI; the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the purchase price allocation; the elimination of merger expenses incurred by the former MCI; the reclassification of revenues and operating expenses to reflect comparable operating results, including for the sale of selected non-strategic assets during the first quarter of 2007; the adjustment of interest expense reflecting the redemption of all of MCI's debt and the replacement of that debt with $4 billion of new debt issued in February 2006 at Verizon's weighted average borrowing rate; and the elimination of severance expense incurred by the former MCI. Full year 2005 unaudited pro forma results include $82 million of income, which was reported as discontinued operations by the former MCI for an operation sold during the first quarter of 2005; and the conversion of MCI shares into Verizon shares issued in connection with the merger. Given that the former MCI's 2005 reported tax provision included certain one-time items, pro forma results are presented on an income before tax basis.

Verizon Communications Inc.

Pro Forma Combined Selected Financial Results Before Special Items

For the Year Ended December 31, 2005 by Quarter and Quarter Ended March 31, 2006

	(dollars in millions)
	2005 (1)					2006 (2)
Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual	1Q06
Operating Revenues	$20,878	$21,271	$21,574	$21,734	$85,457	$21,429
Operating Expenses	17,951	18,127	18,260	18,240	72,578	18,170

Operating Income	2,927	3,144	3,314	3,494	12,879	3,259
Income Before Provision for Income Taxes and Discontinued Operations	2,125	2,233	2,343	2,192	8,893	2,044
Weighted average number of common shares (in millions) - Basic	2,932	2,929	2,928	2,927	2,929	2,915
Weighted average number of common shares (in millions) - Diluted	2,984	2,981	2,980	2,979	2,980	2,963
Depreciation and Amortization Expense included in Operating Expenses	$3,647	$3,682	$3,705	$3,761	$14,795	$3,686
Income from discontinued operations	$439	$306	$359	$348	$1,452	$392

Footnotes:

1)	The unaudited pro forma information contains the actual combined operating results of Verizon and the former MCI, with the results prior to the acquisition date adjusted to include the pro forma impact of: the elimination of transactions between Verizon and the former MCI; the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the purchase price allocation; the elimination of merger expenses incurred by the former MCI; the reclassification of revenues and operating expenses to reflect comparable operating results, including for the sale of selected non-strategic assets during the first quarter of 2007; the adjustment of interest expense reflecting the redemption of all of MCI's debt and the replacement of that debt with $4 billion of new debt issued in February 2006 at Verizon's weighted average borrowing rate; and the elimination of severance expense incurred by the former MCI. Full year 2005 unaudited pro forma results include $82 million of income, which was reported as discontinued operations by the former MCI for an operation sold during the first quarter of 2005; and the conversion of MCI shares into Verizon shares issued in connection with the merger. Given that the former MCI's 2005 reported tax provision included certain one-time items, pro forma results are presented on an income before tax basis.

2)	The unaudited pro forma information contains the MCI, Inc. results for the period prior to the acquisition, from January 1, 2006 through January 5, 2006.

Verizon Communications Inc.

Other Reconciliations-Wireline Unaudited Pro Forma Selected Financial Results

For the Three Months Ended December 31, 2005

	(dollars in millions)
		Pro Forma
	Verizon (1)	Adjustments(2)	Combined
Wireline Operating Revenues	$9,359	$3,819	$13,178
Verizon Telecom Operating Revenues	7,944	781	8,725
Verizon Business Operating Revenues	1,935	3,314	5,249
Strategic Services Revenue (3)	149	740	889
Wireline Data Revenue	2,191	1,665	3,856

Footnotes:

1)	Selected financial results before special items.

2)	The unaudited pro forma information contains the actual combined operating results of Verizon and the former MCI, with the results prior to the acquisition date adjusted to include the pro forma impact of: the elimination of transactions between Verizon and the former MCI; the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the purchase price allocation; the elimination of merger expenses incurred by the former MCI; the reclassification of revenues and operating expenses to reflect comparable operating results, including for the sale of selected non-strategic assets during the first quarter of 2007; the adjustment of interest expense reflecting the redemption of all of MCI's debt and the replacement of that debt with $4 billion of new debt issued in February 2006 at Verizon's weighted average borrowing rate; and the elimination of severance expense incurred by the former MCI. Full year 2005 unaudited pro forma results include $82 million of income, which was reported as discontinued operations by the former MCI for an operation sold during the first quarter of 2005; and the conversion of MCI shares into Verizon shares issued in connection with the merger. Given that the former MCI's 2005 reported tax provision included certain one-time items, pro forma results are presented on an income before tax basis.

3)	Private IP, IP VPN, Security, Managed Network Data, Hosting, Ethernet and Ring Services; excludes Dial-up.